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[STEWART MCKELVEY STIRLING SCALES LETTERHEAD]

                                                              Exhibit 5.3


                                                              February 10, 1997

Statia Terminals Canada, Incorporated
3817 Port Malcolm Road
Richmond County NS B0E 2V0

-and-

Point Tupper Marine Services Limited
3817 Port Malcolm Road
Richmond County NS BOE 2VO

Dear Sirs:

We have acted as Canadian counsel to Statia Terminals Canada, Incorporated ("Statia Canada") and Point Tupper Marine Services Limited ("PTMS") in connection with the registration statement on Form S-4 (the "Registration Statement"), to be filed with the Securities Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of $135,000,000 aggregate principal amount of 11 3/4% First Mortgage Notes due 2003, Series B (the "New Notes") to be offered and issued by the Issuers and the guarantee of the Notes by PTMS as one of the Subsidiary Guarantors (the "New Guarantee"), under an Indenture dated as of November 27, 1996 among the Issuers, the Subsidiary Guarantors (as defined therein) and Midland Marine Bank, as Trustee.

Upon the basis of the foregoing, we are of the opinion that: (a) the issuance of the New Notes has been duly and validly authorized by Statia Canada, and when the New Notes have been duly issued, executed and delivered by Statia Canada in accordance with the terms of the Registration

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February 10, 1997
Page 2



Rights Agreement (as defined in the Registation Statement) and the Indenture (as defined in the Registration Statement, the New Notes will be legally valid and binding obligations of Statia Canada, except as to the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar loss affecting the enforcement of creditors rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law; and (b) the issuance of the New Guarantee has been duly and validly authorized by PTMS, and when the New Guarantee has been duly issued, executed and delivered by PTMS in accordance with the terms of the Registration Rights Agreement and the Indenture, the New Guarantee will be a legally valid and binding obligation of PTMS, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether the issue of enforceability is considered in a proceeding in equity or at law).


        We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the references to this firm under the heading "Legal Matters" and under the heading "Risk Factors--Enforceability of Certain Civil Liabilities" in the prospectus which is part of the Registration Statement.

                                                           Yours truly,

                                                STEWART McKELVEY STIRLING SCALES

RKJ/dbm